EXHIBIT 10.82

OFFICE LEASE AGREEMENT

BETWEEN

KOLL CENTER IRVINE NUMBER TWO, L.L.C. (“LANDLORD”)

AND

EPICOR SOFTWARE CORPORATION (“TENANT”)

DATE OF LEASE: October 14, 2003

BUILDING: 18200 Von Karman,

Suites 550, 600, 1000 and 1100 (collectively “Suite 1000”)

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES

EXHIBIT B-RULES AND REGULATIONS

EXHIBIT C-PAYMENT OF BASIC COSTS

EXHIBIT D-WORK LETTER

EXHIBIT E-ADDITIONAL PROVISIONS

EXHIBIT F-COMMENCEMENT LETTER

EXHIBIT G-JANITORIAL AND CLEANING SPECIFICATIONS

EXHIBIT H-PARKING

EXHIBIT I – FORM OF LETTER OF CREDIT

EXHIBIT J – FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(i)

OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”) is made and entered into as of the 14th day of October, 2003, between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), and EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1. Definitions. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A. “Additional Rent”: shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as “Rent.”

B. “Approximate Rentable Area in the Premises” shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant’s pro rata share of the square footage of the “Common Areas” and the “Service Areas” (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is 73,770 aggregate square feet, i.e., approximately 10,521 square feet of Rentable Area on the fifth (5th) floor, 21,222 square feet of Rentable Area on the sixth (6th) floor, 21,013 square feet of Rentable Area on the tenth (10th) floor, and 21,014 square feet of Rentable Area on the eleventh (11th) floor. The aggregate usable area of the Premises is 66,974 square feet, i.e., 9,070 square feet as to the fifth (5th) floor, 19,339 square feet as to the sixth (6th) floor, 19,309 square feet as to the tenth (10th) floor, and 19,256 square feet as to the eleventh (11th) floor. The foregoing rentable and usable areas of the Premises and the Approximate Rentable Area of the Building were determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 1996 as interpreted by Stevenson Systems.

C. The “Approximate Rentable Area in the Building” is 223,373 square feet. The Approximate Rentable Area in the Premises and the Approximate Rentable Area in the Building as set forth herein may be revised at Landlord’s election if Landlord’s architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building.

D. “Base Rent”: Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof. For the purposes of this Section 1.D.

MONTHS	ANNUAL BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT	MONTHLY BASE RENT/RSF
1 – 3	$0.00	$0.00	$0.00
4 – 12	$1,400,892.30	$155,654.70	$2.11
13 – 24	$1,912,118.40	$159,343.20	$2.16
25 – 36	$1,956,380.40	$163,031.70	$2.21
37 – 48	$2,000,642.40	$166,720.20	$2.26
49 – 60	$2,044,904.40	$170,408.70	$2.31
61 – 72	$2,089,166.40	$174,097.20	$2.36
73 – 84	$2,133,428.40	$177,785.70	$2.41
85 – 87	$544,422.60	$181,474.20	$2.46

One monthly installment of Base Rent shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

E. “Base Year” shall mean calendar year 2004.

F. “Basic Costs” shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in Exhibit C attached hereto.

G. “Broker” shall mean Transwestern Commercial Services representing Landlord and Real Estate & Logistics Technology, Inc. representing Tenant.

H. “Building” shall mean the office building at 18200 Von Karman Avenue, City of Irvine, County of Orange, State of California, which is part of the project currently known as Irvine Center Towers.

I. “Building Manager” shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

J. “Building Standard”, shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

K. “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

L. “Commencement Date”, “Lease Term” and “Termination Date” shall have the meanings set forth in subsection 1.L.(2) below:

(1)	Omitted.

(2)	The “Lease Term” shall mean a period of 87 months commencing on the date upon which Landlord’s Work in the Premises has been substantially completed as such date is determined pursuant to Section 3.A. hereof, (but for the Punchlist Items, as defined below), and Landlord has obtained and provided Tenant with a certificate of occupancy or temporary certificate of occupancy for the Premises from the City of Irvine (the “Commencement Date”). Subject to final mutual execution of this Lease and approval of the space plans for Landlord’s Work by October 31, 2003, Landlord estimates that the Commencement Date will occur on or about May 1, 2004. The “Termination Date” shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection 1.L.(2) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section 3.A. hereof.

M. “Common Areas” shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

N. “Default Rate” shall mean the lower of (i) the Prime Rate plus six percent (6%) or (ii) the Maximum Rate.

O. Omitted.

P. “Maximum Rate” shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

Q. “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 12:00 p.m. on Saturdays, exclusive of Holidays.

R. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

Epicor Software Corporation

18200 Von Karman Avenue, Suite 1000

Irvine, California 92612

Attn: General Counsel

with a copy to:

Chief Financial Officer at the same address

Landlord:

Koll Center Irvine Number Two, L.L.C.

c/o Transwestern Commercial Services

18500 Von Karman Avenue, Suite 120

Irvine, California 92612

Attn: Property Manager – Irvine Center Towers

with a copy to:

Transwestern Investment Company

150 North Wacker Drive, Suite 800

Chicago, IL 60606

Attn: Owner’s Representative

Payments of Rent only shall be made payable to the order of:

Koll Center Irvine Number Two, L.L.C.

at the following address:

c/o Transwestern Commercial Services

18500 Von Karman Avenue, Suite 120

Irvine, California 92612

or such other name and address as Landlord shall, from time to time, designate.

S. “Permitted Use” shall mean general office use and no other use or purpose.

T. “Premises” shall mean the office space comprised of a portion of the fifth (5th) floor designated as Suite 550 plus the entire sixth (6th), tenth (10th) and eleventh (11th) floors of the Building as and outlined on Exhibit A to this Lease. The Premises shall be collectively known as Suite 1000.

U. “Prime Rate” shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

V. “Property” shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

W. “Security Deposit” shall mean the sum of One Hundred Fifty Five Thousand Six Hundred Fifty Four and 70/100ths Dollars ($155,654.70). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof. In addition to the Security Deposit, concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord an irrevocable Letter of Credit in the amount of Five Hundred Thousand Dollars ($500,000.00) in accordance with Section 5 of Exhibit E.

X. “Service Areas” shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

Y. “Tenant’s Pro Rata Share” shall mean 33.025% which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

2. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

3. Adjustment of Commencement Date/Possession.

A. If the Lease Term, Commencement Date and Termination Date are to be determined in accordance with Section 1.L.2. above, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as Exhibit D (“Landlord’s Work”); provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a “Delay”):

(1)	Tenant’s failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

(2)	Tenant’s insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(3)	Changes in any plans and specifications requested by Tenant; or

(4)	The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(5)	Any request by Tenant that Landlord delay the completion of any of the Landlord’s Work; or

(6)	Any breach or default by Tenant in the performance of Tenant’s obligations under this Lease; or

(7)	Any delay resulting from Tenant’s having taken possession of the Premises for any reason prior to substantial completion of the Landlord’s Work; or

(8)	Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord’s Work would have been substantially completed absent any such Delay(s). The Landlord’s Work shall be deemed to be substantially completed on the date that Landlord’s Work has been performed (or would have been performed absent any Delay(s), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises). The adjustment of the Commencement Date and, accordingly, the postponement of Tenant’s obligation to pay Base Rent and other sums due hereunder shall be Tenant’s sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the “Commencement Letter”) on the form attached hereto as Exhibit F setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. If this Lease requires Landlord to perform Landlord’s Work in the Premises, the Commencement Letter shall identify any minor incomplete items of the Landlord’s Work as reasonably determined by Landlord’s architect (the “Punchlist Items”), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment would cause Landlord to be in violation of the existing rights granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the Target Commencement Date, provided that Base Rent and Additional Rent shall not commence until the date that Landlord’s Work has been substantially completed (or would have been substantially completed absent any Delays). Notwithstanding the foregoing, if Landlord and Tenant have approved Plans (as defined in the Work Letter) and such Plans have been submitted to the City of Irvine for building permits on or before November 30, 2003, but Tenant is unable to occupy the Premises on or before August 1, 2004, (the “Outside Date”) because the City of Irvine refuses or is prevented from issuing the permits required to construct the Landlord’s Work reasonably consistent with the Plans, then, provided that Tenant is not then in default of its obligations under this Lease after expiration of the applicable cure period, Tenant shall have the right to terminate this Lease by giving Landlord written notice to that effect after the Outside Date but prior to August 15, 2004.

B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use, except as otherwise provided herein or in the Work Letter, including, but not limited to, the Punchlist Items and Landlord’s ADA compliance obligations set forth in Section 21 below.

C. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If Landlord is prevented from delivering possession of the Premises to Tenant due to the holding over in possession of the Premises by a tenant or other occupant thereof, Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Lease Term is to be determined pursuant to Section 1.L.(1) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis. If the Lease Term is to be determined pursuant to Section 1.L.(2), the Commencement Date and Termination Date shall be determined as provided in Section 3.A. above.

D. So long as Tenant does not interfere with the completion of Landlord’s Work (as defined in Exhibit D), Landlord shall use commercially reasonable efforts to give Tenant access to the Premises for not less than fifteen (15) days prior to substantial completion of Landlord’s Work (the “Early Access Period”) for purposes of installing Tenant’s furniture, fixtures and equipment, including, without limitation, Tenant’s telephone and data cabling (“Tenant’s Work”). Landlord will provide Tenant with reasonable prior notice as to when the Early Access Period will commence based upon a schedule to be reasonably established by Landlord’s contractor. Tenant’s Work shall be performed by Tenant at Tenant’s sole cost and expense. Tenant agrees to provide Landlord with prior notice of any such intended early access and shall fully cooperate with Landlord and Landlord’s contractor during the Early Access Period so as not to interfere with the completion of Landlord’s Work pursuant to Exhibit D. The Early Access Period shall be subject to all the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent during such period.

4. Use. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord’s sole judgment, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. If there shall be any increase in the cost of insurance coverage with respect to the Building which results from Tenant’s acts or conduct of business, then such acts shall be deemed to be a default hereunder and Tenant hereby agrees to pay the amount of such increase on demand. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises; provided however, that to the extent such laws or changes in laws applicable to the Premises (except for laws or changes in laws that pertain particularly to Tenant or to Tenant’s particular use of the Premises, which shall be the sole responsibility of Tenant at its sole cost) require expenditures of a “capital” nature (as determined by generally accepted accounting principles consistently applied), then such “capital” expenditures shall be amortized (using a market cost of funds as reasonably determined by Landlord) over the useful life of such asset and only the amortized cost thereof shall be included in Basic Costs during the remaining Term of the Lease. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing.

5. Base Rent.

A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant’s request), all of which hereinafter may be collectively called “Rent.” In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. In the event of nonpayment of any Rent, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent and Additional Rent. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord’s right to declare a default for any other late payment. If Tenant fails to timely pay any two (2) installments of rent in any twelve-month period, Landlord at its sole option may require Tenant to pay rent (as estimated by Landlord, if necessary) quarterly in advance for the 12-month period following such second failure. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B. To the extent allowed by law, all installments of Rent not paid within thirty (30) days of when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent within ten (10) days of when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord; provided, however, that no Late Charge shall apply to the first late payment in any calendar year during the Lease Term.

C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto and incorporated herein for all purposes.

6. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts. If Tenant is in Monetary Default more than two (2) times within any twelve-month period, then, without limiting Landlord’s other rights and remedies provided for in the Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (i) three (3) times the original Security Deposit, or (ii) three (3) months Base Rent. Such additional Security Deposit shall be paid by Tenant to Landlord forthwith on demand. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and agrees that the provisions of this Section 6 shall govern the treatment of Tenant’s Security Deposit in all respects for this Lease.

7. Services to be Furnished by Landlord.

A. Landlord agrees to furnish Tenant the following services, provided the increased costs of such services over costs for such services during the Base Year shall be paid by Tenant as Additional Rent:

(1)	Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant’s sole cost and expense, from the Building water main through a line and fixtures installed at Tenant’s sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

(2)	Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning service at times other than Normal Business Hours, such additional service shall be furnished by way of the existing automated telephonic system. Tenant shall bear the entire cost of additional service at Landlord’s actual cost for such additional service, without profit to Landlord, as such actual costs are determined by Landlord from time-to-time, as Additional Rent upon presentation of a statement therefor by Landlord. All additional heating, ventilating and air conditioning required (if any) to accommodate Tenant’s design shall be installed at the Tenant’s expense subject to Landlord’s prior written approval. Landlord’s actual cost of operating or maintaining any such additional equipment shall be the responsibility of the Tenant and paid to Landlord as Additional Rent.

(3)	Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for Class A office buildings of similar age and location. Landlord shall service and maintain in good repair, the roof, foundations, and footings of the Building, the exterior surfaces of the exterior walls of the Building, all exterior glass, sky lights, sky light seals, window seals and vents of the Building, electrical, plumbing, sewer and other utility lines outside the Premises, landscaping, walkways, fencing, parking areas, exterior lighting and exterior surfaces of exterior walls of the Building, and washing of exterior windows, and the structural, electrical and mechanical systems of the Building.

(4)

Basic janitorial and cleaning service in and about the Premises on Business Days; provided, however, if Tenant’s floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Tenant shall not provide or use any other janitorial or cleaning services without Landlord’s consent, and then only subject to the supervision of Landlord and at Tenant’s sole cost and responsibility and by a janitor, cleaning contractor or employees at all times satisfactory to Landlord.

(5)	Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 11 of this Lease.

(6)	Fluorescent bulb replacement in the Premises necessary to maintain building standard lighting as established by Landlord and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas.

(7)	Passenger elevator service in common with Landlord and other persons during Normal Business Hours and freight elevator service in common with the Landlord and other persons during Normal Business Hours. Such normal elevator service, passenger or freight, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times when normal passenger elevator service is not provided.

(8)	Subject to factors beyond Landlord’s control and to the other provisions of this Lease, including without limitation, Paragraphs 17, 18, 26 and 34D, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven (7) days per week year-round. Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Tenant shall cooperate fully in Landlord’s efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD IS NOT WARRANTING THE EFFICACY OF ANY ACCESS PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL SERVICE, PROCEDURES OR EQUIPMENT. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY ACCESS PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT, CONTROL, OR APPREHEND ANYONE SUSPECTED OF CAUSING PERSONAL INJURY OR DAMAGE IN, ON OR AROUND THE PROJECT.

B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due. Landlord may, but is not obligated to, provide additional services hereunder; provided, however, that if Landlord does provide such extra services, Tenant agrees to pay Landlord a ten percent (10%) administration fee for the provisions of such services.

C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord, including, without limitation, the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; and (v) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control, including, without limitation, any utility service provider initiated “brown-out” or “black-out”, shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery. Notwithstanding the foregoing, if as a result of the actions of Landlord, its authorized agents or employees, there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant for more than three (3) consecutive Business Days, or more than ten (10) Business Days in any ninety (90) day period, then following written notice to Landlord, Base Rent (or an equitable portion of such Base Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air conditioning equipment, then there shall not be an abatement of Base Rent. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises, which shall be governed by the provisions of Section 18 of this Lease.

8. Leasehold Improvements/Tenant’s Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. Leasehold

Improvements shall not include Tenant’s trade fixtures, computer or communication equipment, including, but not limited to computer racks and phone switches. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned and insured by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant’s right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant (other than Landlord’s Work) and all electronic, phone and data cabling as are designated by Landlord (the “Required Removables”) at Tenant’s sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant’s right to possession. In addition to Tenant’s obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant’s sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord.

9. Signage. Landlord shall provide and install, at Tenant’s cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord’s prior written consent. In addition, Landlord will list Tenant’s name in the Building’s directory, if any, located in the lobby of the Building. Tenant acknowledges that the standard graphics for the Building are acceptable to Tenant. Except for Tenant’s suite number and/or identity sign on or at the entry doors of the Premises described hereinabove, and the Building Top Sign described below, Tenant shall have no right to place any sign upon the Premises, the Building or elsewhere on the Property or which can be seen from outside the Premises.

Notwithstanding the foregoing, subject to (i) Landlord’s prior reasonable approval of Tenant’s sign plans and specifications, which shall not be unreasonably withheld or delayed, (ii) the sign criteria for the Property, (iii) all covenants, conditions, and restrictions of record affecting the Property, (iv) all applicable laws, rules, regulations and local ordinances, and (v) Tenant obtaining all necessary permits and approvals from the City of Irvine, California, Tenant shall also have the exclusive right, at Tenant’s sole cost and expense, to have illuminated signs bearing the name “Epicor Software Corporation” (or any reasonable derivation thereof, or any name by which the Original Tenant may later be known, as long as long as such name is not an Objectionable Name, as defined below) and Tenant’s corporate logo (or the name and logo of a Permitted Sign Assignee, as defined below) placed in the two (2) locations currently being used by Sprint on the exterior of the Building at Building top level (collectively, the “Building Top Sign”). Tenant shall be solely responsible for payment of all costs and expenses arising from the Building Top Sign, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs; provided that such costs and expenses shall not include any costs and expenses associated with the removal, or repairs associated with the removal, of the existing Sprint signs. If Tenant has not installed the Building Top Sign within twelve (12) months after the removal of Sprint’s signs from the building top locations, Tenant shall automatically be deemed to have waived Tenant’s right to install the Building Top Sign, and such right shall be null and void and of no further force or effect.

Landlord shall maintain and repair the Building Top Sign at Tenant’s expense. Upon the expiration or earlier termination of this Lease, Landlord shall, at Tenant’s sole cost and expense, and after obtaining Tenant’s reasonable approval of the bid for such removal, (i) cause the Building Top Sign to be removed from the exterior of the Building, (ii) except for ordinary wear and tear, repair any damage caused by the removal of the Building Top Sign (other than due to the negligent acts or omissions of the person removing the Building Top Sign), and (iii) restore the underlying surface of the Building to the condition existing prior to the installation of the Building Top Sign.

The sign rights granted herein with respect to the Building Top Sign are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity other than: (1) a successor of the Original Tenant pursuant to a Permitted Transfer, as defined in Section 13.E below; or (2) any Landlord-approved assignee of this Lease, provided such assignee does not have an Objectionable Name, as defined below (a “Permitted Sign Assignee”) original Tenant executing this Lease. The rights granted to the original Tenant hereunder are not assignable separate and apart from this Lease, nor may any right granted herein be separated from this Lease in any manner, either by reservation or otherwise. To the extent Original Tenant and/or any Permitted Sign Assignee desires to install and/or change the name and/or logo set forth on Building Top Signage to a name other than the name (or reasonable derivation thereof) expressly authorized above, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Building (an “Objectionable Name”).

10. Repairs and Alterations by Tenant.

A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property (as defined in Section 8. above), (3) the moving of Tenant’s Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent shall not be unreasonably withheld provided such changes will not (i) affect any area outside the Premises; (ii) affect the Building’s structure, equipment, services or systems, or the proper functioning thereof, or Landlord’s access thereto; (iii) affect the outside appearance, character or use of the Property, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) violate or require a change in any occupancy certificate applicable to the Premises; or (vi) trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or Property (unless Tenant pays for the cost of such alteration or improvement). Prior to commencing any such work and as a condition to obtaining Landlord’s consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 15. hereof; and reasonable security in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. All improvements, alterations or additions made by Tenant to the Premises shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all commercially reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such alterations, additions or improvements. Landlord’s approval of Tenant’s plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant’s use.

11. Use of Electrical Services by Tenant.

A. Except for electricity furnished to any separately metered special or supplemental HVAC systems exclusively serving the Premises, all electricity used by Tenant in the Premises shall be included in Base Rent and Basic Costs (except as provided in Section 11.B. below with respect to excess usage). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Subject to Tenant’s abatement rights under Paragraph 7.C above, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

B. Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services substantially in excess of Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), in any event, all such additional usage (to the extent permitted by law), installation and maintenance of all upgrades, submeters, air handlers and cooling units for such additional usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate. Tenant shall be solely responsible for payment of all utility charges, fees and assessments incurred by Landlord with respect to any separately metered special or supplemental HVAC systems exclusively serving the Premises.

12. Entry by Landlord. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last (12) twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant’s premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13. Assignment and Subletting.

A. Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency; (4) Tenant is in default beyond any applicable notice and cure period; or (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord’s sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfer(s). In addition, Tenant shall not, without Landlord’s consent, publicly offer to assign the Lease nor advertise the Lease for assignment in any media, including but not limited to newspapers, periodicals, radio, television, circulars or brochures. If Tenant or any agent, representative or broker acting on behalf of Tenant or with Tenant’s knowledge violates the provisions of the foregoing sentence, in addition to all of the remedies which Landlord may have at law, in equity, or pursuant to the terms of this Lease, Landlord shall be entitled to seek injunctive relief preventing such action and Tenant shall be responsible for all costs incurred by Landlord in connection with seeking such injunctive relief. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B. If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord, in writing, the name of the proposed transferee and the nature and character of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible and other information as Landlord may reasonably request. Landlord shall within twenty (20) days after Landlord’s receipt of the required information and documentation either: (1) consent or reasonably refuse consent to the Transfer in writing (but no such consent to an assignment or sublease shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease of any liability hereunder); (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect. If Landlord shall fail to notify Tenant in writing of its decision within such twenty (20) day period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer Tenant shall notify Landlord in writing of the expiration of the twenty (20) day period (“Second Notice”) and request that Landlord render a decision with respect to the proposed Transfer within an additional five (5) Business Days after Landlord’s receipt of the Second Notice. The Second Notice shall expressly state in bold uppercase lettering that Landlord has five (5) Business Days to respond to said notice or the Transfer will be deemed approved. If Landlord fails to render a decision with respect to the proposed Transfer within five (5) Business Days after receipt of the Second Notice, Landlord shall be deemed to have consented to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such requested Transfer.

C. Tenant shall pay to Landlord fifty percent (50%) of any amounts paid by an assignee or subtenant, however described, in excess of the sum of (i) the Base Rent and Additional Rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer, plus (ii) Tenant’s direct out-of-pocket costs such as tenant improvements, moving costs and other concessions consistent with the market, legal fees and brokerage commissions which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord’s option, by Tenant. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant’s heirs, executors, administrators, personal representatives, successors and assigns. In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, if Tenant is in Monetary Default (defined in Section 22. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord’s share of any excess). Any transferee of Tenant’s interest in this Lease (all such transferees being hereinafter referred to as “Successors”), by occupying the Premises and/or assuming Tenant’s obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successors in consideration of any such Transfer in violation of the provisions hereof.

D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. For purposes of this Section, a public or private refinancing or offering of Tenant stock is a Permitted Transfer and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The provisions of Section 13.C shall not apply to the assignment or transfer of Tenant’s interest in this Lease pursuant to the provisions of this Section 13.E.

F. Tenant shall, despite any Permitted Transfer, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any transferee without demand upon or proceeding in any way against any other person. Moreover, if the rental due and payable by a transferee (or a combination of the rental payable under such Transfer, plus any bonus or other consideration thereof incident thereto) exceeds the Rent payable under this Lease, or if, with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the transferee exceeds Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such transferee, as the case may be.

G. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant’s sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

14. Mechanic’s Liens. Tenant will not permit any mechanic’s liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. If Landlord does consent to the performance of any labor or the furnishing of any materials to the Premises, the Building, or the

Property by any party, which consent must be in writing, Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22. hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15. Insurance.

A. Landlord shall maintain such insurance on the Building, Common Areas and the Premises (other than on Tenant’s Property or on any additional improvements constructed in the Premises by Tenant), and such liability insurance in such amounts as Landlord elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

B. Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant’s Property located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, (2) worker’s compensation and employers liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises, and (3) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term “personal injury” as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant’s insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant’s taking possession of the Premises, Tenant shall furnish certificates of such insurance, and such other evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord’s interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant’s default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord’s lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant’s policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant’s sole expense, procures a “per location” endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

D. If Tenant’s business operations, conduct or use of the Premises or any other part of the Property shall cause an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of written notice from Landlord, cease such activities or reimburse Landlord for the entire increase.

E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein (“Loss”), to the extent covered by insurance carried or required to be carried by a party hereto even though such Loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees, or to the extent any such Loss could have been insured against regardless of whether or not insurance is required to be carried hereunder. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any commercially reasonable deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that either Landlord or Tenant self-insures any risk which could have been insured against, or if Landlord or Tenant fails to carry any insurance required to be carried by Landlord or Tenant pursuant to this Lease (in either case, the party self-insuring or failing to maintain insurance referred to as the “Self-Insuring Party”), then all loss or damage to the Self-Insuring Party, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by the Self-Insuring Party under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease. Notwithstanding anything to the contrary herein, Tenant shall not be liable to the Landlord or any insurance company (by way of subrogation or otherwise) insuring the Landlord for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Tenant, its agents or employees, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16. Indemnity. To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant (collectively, “Tenant Parties”) or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents (“Landlord Indemnitees”), harmless from all liability, claims, damages, judgments, suits, causes of action, losses, and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”) arising or resulting from (a) any act or omission of Tenant or any Tenant Parties, (b) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. This indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or any Tenant Party. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything to the contrary contained in this Section 16, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from the negligent acts or omissions or willful misconduct of Landlord, its agents, contractors, servants or employees (“Landlord Parties”) in connection with Landlord’s activities on or about the Property, and subject to Section 15E, Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against Indemnified Claims arising out of (a) any act or omission of Landlord or any Landlord Parties that causes injury to persons or damage to property, and (b) the use of Common Areas and conduct of Landlord or Building Manager, or any other activity, work or thing done by Landlord, Building Manager or any of the Landlord Parties, in or about the Premises, the Building or elsewhere on the Property. This indemnity shall be enforceable to the full extent of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Landlord or any Landlord Parties. Such exclusion from Tenant’s indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of negligent acts or omissions or willful misconduct of Landlord or its agents, contractors, servants or employees; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage.

Landlord’s and Tenant’s indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 16 OR ELSEWHERE IN THIS LEASE, IN NO EVENT SHALL LANDLORD OR TENANT BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, SPECIAL, SPECULATIVE OR PUNITIVE DAMAGES AND LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL CLAIMS AGAINST ONE ANOTHER THEREFOR.

17. Damages from Certain Causes. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except to the extent due to Landlord’s gross negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft (except to the extent due to Landlord’s gross negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs).

18. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall notify Tenant in writing no later than thirty (30) days after the date of the casualty of Landlord’s reasonable estimate of the duration of the repairs, and subject to Tenant’s termination right below, shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, to the extent Landlord had financial responsibility for them pursuant to the Work Letter Agreement attached hereto as Exhibit D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and Landlord reasonably estimates that the required repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant’s receipt of Landlord written notice of the estimated time required to effectuate such repairs, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s notice. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord’s obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been substantially completed by Landlord, Tenant shall be permitted to complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant’s reoccupancy of the Premises; provided that Tenant shall not be required to expend any amount in excess of the insurance proceeds actually received by Tenant policies maintained by Tenant under Section 15.B. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant’s ability to pay such costs prior to Landlord’s commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy of the Premises, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19. Condemnation. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20. Hazardous Substances.

A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended (“CERCLA”) (collectively, “Hazardous Substances”) other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property by Tenant or any of the Tenant Parties, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of Hazardous Substances, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of Hazardous Substances into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

B. Tenant agrees to indemnify and hold Landlord Indemnitees (as defined in Section 16) harmless from and against and to reimburse Landlord Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 20.A above.

C. Tenant shall immediately notify Landlord in writing of any release or threatened release of Hazardous Substances of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1)	Any written notice of release of Hazardous Substances on the Property that is provided by Tenant to a governmental or regulatory agency;

(2)	Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant from any governmental or regulatory agency;

(3)	Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant and that relates to the release or discharge of Hazardous Substances on or from the Property;

(4)	Any claim that is instituted or threatened by any third-party against Tenant and that relates to any release or discharge of Hazardous Substances on or from the Property; and

(5)	Any notice of the loss of any environmental operating permit by Tenant.

E. As used herein “Environmental Laws” mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

F. If the release of any Hazardous Substances on, under, from or about the Building or the Property is caused by Landlord, its authorized agents or employees, and such Hazardous Substances are not introduced by Tenant, its agents, employees, contractors, licensees, or invitees, and such release results in (i) injury to any person, or (ii) injury to or any contamination of the Premises, Building or the Property at levels which require clean up or remediation under applicable Environmental Laws, Landlord, at its expense (which shall not be included in Basic Costs), shall promptly take all actions necessary to return the Premises, Building and the Property to the condition existing prior to the introduction of such Hazardous Substances, or to such condition as is satisfactory to all governmental agencies asserting jurisdiction, and to remedy or repair any such injury or contamination, including, without limitation, any clean up, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Substances.

21. Americans with Disabilities Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) (“ADA”) applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. All other ADA compliance issues which pertain to Tenant’s use or occupancy of the Premises, including, without limitation, in connection with Tenant’s construction of any alterations or other improvements in the Premises and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under of such acts by virtue of Tenant’s operations and/or occupancy. Landlord represents and warrants to Tenant that to the best of Landlord’s knowledge, the Common Areas of the Building (excluding tenant spaces and excluding Common Areas within any multi-tenant floor of the Building which is not improved or occupied by any tenant(s)), and the Premises, shall as of Landlord’s delivery of possession of the Premises to Tenant, comply with general ADA requirements existing as of the date of this Lease.

22. Events of Default.

A. The following events shall be deemed to be “Events of Default” under this Lease:

(1)	Tenant shall fail to pay when due any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease, unless such failure is cured within three (3) business days after written notice (hereinafter sometimes referred to as a “Monetary Default”) provided, however, once Landlord has given Tenant two (2) such notices during any twelve (12) month period (whether as to one or more than one failure to pay), Landlord shall not be required to give further notice and thereafter the failure or refusal by Tenant to timely make any payment of Rent when due hereunder within the following twelve (12) months shall be an Event of Default without notice or grace period.

(2)	Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice.

(3)	Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in Section 13, (b) mechanic’s liens set forth in Section 14, or (c) insurance set forth in Section 15.

(4)	Tenant or any Guarantor shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

(5)	A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant’s property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

(6)	The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

(7)	Tenant shall abandon or vacate any substantial portion of the Premises without the payment of rent.

(8)	Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Section 4 hereof, unless Tenant continues to pays rent as due and payable.

(9)	The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

23. Remedies.

A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in this Paragraph or not, in addition to all other remedies that may be available to Landlord at law or in equity, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, except as otherwise expressly provided in this Lease, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

(1)	Terminate this Lease upon written notice to Tenant, in which event Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Paragraph 23A(1)(i) and 23A(1)(ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate set forth in Paragraph 1. As used in Paragraph 23A(1)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

If Landlord notifies Tenant of its election to terminate this Lease, Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting.

(2)	Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant. If Landlord elects to terminate Tenant’s right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all rent and Landlord shall use reasonable efforts to relet the Premises or any part thereof to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the Term on whatever terms and conditions Landlord, in Landlord’s good faith discretion, deems advisable. For purposes hereof, Landlord shall be deemed to have used “reasonable efforts” to relet if Landlord places its customary “For Lease” sign within the Premises and places the Premises for lease with a reputable broker. In no event shall Landlord be obligated to lease the Premises in priority to other space within the Building.

(3)	Enter upon the Premises, by force, if necessary, without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant’s obligations under this Lease together with interest at the Default Rate and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(4)	Continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4, and any successor statute thereof, in the event Tenant has abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Paragraph 23A(4), then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Paragraph 23A(4) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

B. For purposes of this Lease, the term “Costs of Reletting” shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rent and other rent or other sum required to be paid by Tenant pursuant to this Lease.

D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

E. This Paragraph 23 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant’s agents, servants or employees, which specifically sets forth Landlord’s intention to terminate, shall be sufficient to evidence and effect the termination herein provided for.

F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or the termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

G. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

H. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

I. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

24. No Waiver. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

25. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

26. Substitution. Intentionally Omitted.

27. Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Lease Term, payable on a per diem basis for the first thirty (30) days after the expiration of the Lease Term, and thereafter, at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Nothing contained in this Section 27 shall be construed to imply that Tenant has the right to hold over for any period of time without Landlord’s prior written consent.

28. Subordination to Mortgage/Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the

Premises, or the Building and/or the Property and Tenant agrees within ten (10) days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request provided, however, that any holder of a mortgage, trust deed, or other lien placed on the Premises, Building and/or Property subsequent to the Commencement Date shall agree that this Lease shall remain in full force and effect, and Tenant’s possession of the Premises shall not be disturbed in the event of a foreclosure or upon the exercise of a power of sale or other remedy under any such mortgage, trust deed or other lien, so long as the Tenant is not in default beyond applicable notice and cure periods under any provision of this Lease. Notwithstanding any contrary provision in this Section 28, Landlord shall use reasonable efforts to obtain from Landlord’s current lender promptly following the parties’ mutual execution of this Lease, a non-disturbance agreement in the form attached hereto as Exhibit J. If Landlord is unable to obtain such an agreement after the exercise of reasonable efforts, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant as a result thereof. The terms of this Lease are subject to approval by the Landlord’s existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord’s obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant’s Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

29. Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.R. of this Lease. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Section 1.R. of this Lease may be changed from time to time by giving written notice thereof to the other party. Neither party hereto shall be required to send any notice, request, demand, consent, approval, or other communication required or permitted under this Lease to more than two (2) other addresses in addition to the Premises.

30. Landlord’s Lien. Intentionally Omitted.

31. Surrender of Premises. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear and loss or damage due to casualty or condemnation excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed “reasonable wear and tear.” Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord’s rights under Section 23 hereof, if Tenant fails to remove any of Tenant’s Property within one (1) day after the termination of this Lease, or Tenant’s right to possession hereunder, Landlord, at Tenant’s sole cost and expenses, shall be entitled to remove and/or store such Tenant’s Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant’s Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant’s Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant’s right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (11) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; (12) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause 12, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction, (13) to designate all sources furnishing sign painting or lettering; (14) to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; and (15) to make changes to the Building and all appurtenant areas, including, without limitation, to the design and layout of the driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas.

33. Event of Bankruptcy. In addition to, and in no way limiting, the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

A. “Adequate protection” of Landlord’s interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time-to-time being herein referred to as the “Bankruptcy Code”), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

(1)	the continued payment by Tenant of the Base Rent and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

(2)	the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

(3)	the furnishing of an additional/new Security Deposit by Tenant in the amount of three (3) times the then-current monthly Base Rent and other rent payable hereunder.

B. “Adequate assurance of future performance” by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current Base Rent payable hereunder.

C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as “rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code.

E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rents and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s or entity’s future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

34. Miscellaneous.

A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D. Events of “Force Majeure” shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon the assumption in writing by the transferee of all non accrued obligations of Landlord under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations. As part of any such transfer, Landlord agrees to transfer, by credit to the purchase price or otherwise, Tenant’s Security Deposit to the transferee of Landlord’s interest hereunder, and any other funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee.

G. Each party represents and warrants to the other, that, to its knowledge, no broker, agent or finder other than Broker (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

H. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I. The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant’s board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord’s satisfaction by the secretary or assistant secretary of Tenant.

J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

L. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee, if required. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

O. Whenever under this Lease provision is made for Landlord or Tenant to secure the consent or approval of the other party, such consent or approval shall be in writing, and unless otherwise expressly provided herein, no consent or approval of Landlord or Tenant required hereunder shall be unreasonably withheld, conditioned or delayed, and for any requirements that are subject to the satisfaction of a party, such determination shall be reasonably made by the party to be satisfied. The consent by either party to any act by the other party of a nature requiring consent shall not be deemed to constitute consent to any similar act.

35. Entire Agreement. This Lease, including the following Exhibits:

Exhibit A – Outline and Location of Premises

Exhibit B – Rules and Regulations

Exhibit C – Payment of Basic Costs

Exhibit D – Work Letter

Exhibit E – Additional Provisions (if required)

Exhibit F – Commencement Letter (Sample)

Exhibit G – Janitorial and Cleaning Specifications

Exhibit H – Parking

Exhibit I – Form of Letter of Credit

Exhibit J – Form of Subordination, Non-Disturbance and Attornment Agreement

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantibility, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

36. Limitation Of Liability. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT AS A RESULT OF LANDLORD’S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDY OF ABATEMENT OF RENT. TENANT HEREBY AGREES THAT TENANT’S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES OR TERMINATION OF THIS LEASE, PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY, AND ALL SALES, RENT AND INSURANCE PROCEEDS THEREOF, AND AWARDS RECEIVED PURSUANT TO ANY TAKING RELATING THERETO, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND THE PROPERTY AND ANY SUCH PROCEEDS AND AWARDS FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES (“LANDLORD MORTGAGEES”) NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD. NOTWITHSTANDING THE FOREGOING, TENANT SHALL BRING SUCH SUIT WITHIN SIX (6) MONTHS OF THE LANDLORD’S DEFAULT HEREUNDER, UNLESS AGREED BY THE PARTIES HERETO TO EXTEND SUCH TIME IN WRITING. TENANT’S FAILURE TO ASSERT SUCH RIGHTS WITHIN ONE (1) YEAR SHALL BE CONSTRUED AS A WAIVER OF TENANT’S REMEDIES HEREIN.

37. Warranty Waiver. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS MAKE NO WARRANTY, EXPRESSED OR IMPLIED WITH RESPECT TO SUCH PROJECT OR THE PREMISES OR ITS CONDITION. NO WARRANTY OF MATERIALS, WORKMANSHIP OR APPLIANCES HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS LEASE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, OR DESIGN OR FITNESS FOR A PARTICULAR PURPOSE AND EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY AS TO THE ENVIRONMENTAL CONDITIONS OF SUCH PROJECT OR PREMISES AND THE PRESENCE OR CONTAMINATION BY HAZARDOUS MATERIALS. TENANT IS NOT RELYING ON ANY REPRESENTATIONS BY LANDLORD OR LANDLORD’S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS. TENANT EXPRESSLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT TENANT MIGHT OTHERWISE HAVE AGAINST LANDLORD RELATING TO THE CONDITION OF SUCH PROJECT OR PREMISES OR THE IMPROVEMENT OR PERSONAL PROPERTY LOCATED THEREON OR THE PRESENCE IN OR CONTAMINATION OF THE PROJECT OR THE PREMISES BY HAZARDOUS MATERIALS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

38. Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use the Common Areas of the Building in common with Landlord and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees (including patients and clients), subtenants, employees and agents, subject to the terms of this Lease, the rules and regulations referenced in Section 4 above and all covenants, conditions and restrictions now or hereafter affecting the Building. As long as the Premises are located on multiple floors of the Building, Landlord shall ensure that Tenant has reasonable riser space for the installation of Tenant’s cabling between such floors.

39. Parking. Landlord shall provide parking to Tenant as set forth in Exhibit H to this Lease.

40. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD:

KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company

By:	Connecticut General Life Insurance Company, a specially chartered Connecticut corporation, Its: Member and Manager

	By:	CIGNA Investments, Inc., a Delaware corporation, Its: Authorized Agent

		By:	/s/ ANN MARIE O’ROURKE

Ann Marie O’Rourke
Senior Vice President

By:	Transwestern Koll Center, L.L.C., a Delaware limited liability company Its: Member and Manager

	By:	/s/ DIRK DEGENAARS

Dirk Degenaars,
Managing Director

TENANT:

EPICOR SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ MICHAEL A. PIRAINO

Name:	Michael A. Piraino
Title:	Senior Vice President

By:	/s/ MICHAEL A. PIRAINO

Name:	Michael A. Piraino
Title:	Chief Financial Officer

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease dated October, 2003 by and between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), and EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”), for space in the Building located at 18200 Von Karman Avenue, Suite 1000, Irvine, California.

[GRAPHIC ]

EXHIBIT A

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1.	Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors from the exterior of the Building.

2.	Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3.	Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4.	Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5.	Tenant shall refer all contractors, contractors representatives and installation technicians for Landlord for Landlord’s supervision, approval and control before the performance of any contractual services affecting the Building Structure or systems. This provision shall apply to all work performed in the Building including, but not limited to installation of doors, entranceways, and any and all installations of every nature affecting floors, exterior walls, window trim, Building equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

6.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

7.	All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8.	Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9.	Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10.	Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11.	Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12.	Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13.	Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees, and then only if such operation does not violate the lease of any other tenant in the Building.

EXHIBIT B

14.	Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises.

15.	Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

16.	To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

17.	Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

18.	Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

19.	All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

20.	Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times reasonably agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21.	Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

22.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23.	Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking “ areas and to designate the entire Building and the Property as a “no smoking” area.

24.	Tenant shall not without Landlord’s consent, which may be given or withheld at Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Property.

[END OF EXHIBIT]

EXHIBIT B

EXHIBIT C

PAYMENT OF BASIC COSTS

This Exhibit is attached to and made a part of the Lease dated as of October 14, 2003 by and between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), and EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”), for space in the Building located at 18200 Von Karman Avenue, Suite 1000, Irvine, California.

A. Commencing January 1, 2005, during each calendar year, or portion thereof, falling thereafter within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for calendar year 2004 (the “Base Year”). In no event shall the amount required to be paid by Tenant with respect to Basic Costs for any calendar year during the Lease Term be less than zero. Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the amount by which Basic Costs for such calendar year will exceed Basic Costs for the Base Year. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment in excess of the equivalent of one (1) month’s Base Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any overpayment in an amount equal to or less than the equivalent of one (1) month’s Base Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment of Additional Rent due for the month immediately following the furnishing of such estimate. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below, when actual Basic Costs are determined for such calendar year.

B. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the previous calendar year (the “Statement of Costs”). If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs, is in excess of Tenant’s Pro Rata Share of the amount by which Basic Costs for such prior year exceeds Basic Costs for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of the Statement of Costs for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

C. Basic Costs shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property including but not limited to, the following:

(1)	All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers’ compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

(2)	All management fees, the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property (which fees shall be commercially reasonable vis-à-vis the competitive fees being charged for similar services at comparable buildings in the market in which the Property is located).

(3)	All rent and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

(4)	All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment of the Building and the garage. Major repair items shall be amortized over a period of up to five (5) years.

EXHIBIT C

(5)	All premiums and deductibles paid by Landlord for fire and extended insurance coverage, earthquake and extended coverage insurance, liability and extended coverage insurance, Rent loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord’s mortgagee; provided, however, that if Landlord does not carry earthquake/flood insurance for the Property and/or the Building during any part of the Base Year but subsequently obtains earthquake/flood insurance for the Property and/or the Building during any subsequent portion of the Lease Term, then from and after the date upon which Landlord obtains such earthquake/flood insurance and continuing throughout the period during which Landlord maintains such insurance, Basic Costs for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent Lease Year; provided further, however, any such earthquake/flood insurance obtained after the Base Year shall be subject to Tenant’s reasonable approval (Tenant acknowledging and agreeing, however, that it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake/flood insurance is mandated by applicable governmental entities or Landlord’s lender, or (B) landlords of comparable buildings are requiring such earthquake/flood insurance policies be maintained and Landlord’s earthquake/flood insurance policy is commercially reasonably vis-à-vis such third party policies).

(6)	Charges for all utilities for the Building, all premises in the Building (including the Premises) and for the Common Areas including but not limited to charges for water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible or which are paid separately and directly by a tenant to Landlord.

(7)	“Taxes”, which for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building’s personal property, including license expenses, (c) all taxes imposed on services of Landlord’s agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

(8)	All landscape expenses and costs of repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

(9)	Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, uniform supply, landscaping and any parking equipment.

(10)	Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all interior Common Areas including lobbies, multi-tenant hallways, restrooms and service areas.

(11)	The amortized cost of capital improvements made to the Building or the Property which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years, or longer (at Landlord’s option), and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

(12)	Any other charge or expense of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense. Notwithstanding anything to the contrary contained hereinabove, Basic Costs for the Building shall include the Building’s percentage of Basic Costs for the Common Areas of the Property. Such percentage shall be derived from a fraction, the numerator of which is the Approximate Rentable Area of the Building and the denominator of which is the aggregate rentable square footage of the office buildings existing from time to time on the Property. As of the date hereof, the Building’s percentage shall be 223,373/ 880,643 = 25.365%.

D. If Landlord, in any calendar year following the Base Year, begins providing any new services, then for such period of time in which such new services apply, Basic Costs for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such new service during the same period of time during the Base Year as such new service was provided during such subsequent calendar year. If Landlord, in any calendar year after the Base Year, discontinues any service then for such period of time in

EXHIBIT C

which such services are discontinued, Basic Costs for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service throughout the Base Year. Any maintenance or repairs that are recommended by the manufacturer or vendor for performance during the Base Year, but which are delayed for any reason to a subsequent calendar year, shall be included in Base Year Basic Costs.

E. Basic Costs shall not include repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Property. Further, Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Capital improvements are more specifically defined as:

(1)	Costs incurred in connection with the original construction of the Property or with any major changes to same, including but no limited to, additions or deletions of corridor extensions, renovations and improvements of the Common Areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Property systems; and

(2)	Costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Property or its related facilities; and

(3)	Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants of the Property or other space leased or held for lease in the Property.

Basic Costs shall also not include:

(i)	bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which are expressly included in the definition Basic Costs above) or amortization or rent, attorneys’ fees or other transaction costs on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building or the Property, transaction costs or fees incurred in the sale or refinancing of the Property or any building on the Property;

(ii)	marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(iii)	costs, including permit, license, construction and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants, prospective tenants or other occupants in the Building;

(iv)	any costs expressly excluded from Basic Costs elsewhere in this Lease;

(v)	costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Building) to the extent Landlord receives reimbursement from insurance proceeds or from a third party;

(vi)	depreciation, amortization and interest payments, except as specifically included in Basic Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with sound real estate management and accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(vii)	rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Basic Costs as a capital cost, except equipment used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building (to the extent such emergency condition was not caused by the gross negligence or willful misconduct of Landlord or its agents, employees, vendors or contractors);

(viii)	costs, including attorneys’ fees and costs, incurred by Landlord relating to disputes with ground lessors, lenders, brokers, tenants or prospective tenants;

(ix)

Landlord’s general corporate overhead, general and administrative expenses and costs of operation of the business of Landlord as contrasted with operation of the Building, including within this exclusion, costs related to the sale, financing or refinancing of the Building or any part thereof or interest therein and wages, salaries or other compensation paid to any executive employees of Landlord above the grade of asset manager, costs associated with the operation of the business of the partnership or entity which constitutes the Landlord including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of the Tenant may be in issue), costs and fees incurred in the selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Property, and costs and fees incurred in connection with any disputes between Landlord and its

EXHIBIT C

employees, between Landlord and Building Manager, or between Landlord and other tenants, occupants or brokers, and Landlord’s general corporate overhead and general and administrative expenses;

(x)	any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

(xi)	advertising and promotional expenditures;

(xii)	costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services, and any interest and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due;

(xiii)	costs to the extent attributable to Landlord’s failure to promptly remediate any natural hazard condition (including, but not limited to, microbial induced corrosion and mold) in the Building or Common Areas after Landlord becomes aware of such condition, but only to the extent not caused by Tenant or its agents, employees, vendors, contractors, or providers of materials or services or attributable to Tenant’s alterations;

(xiv)	costs arising from Landlord’s charitable or political contributions;

(xv)	costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(xvi)	supervisory fees, overhead or profit to Landlord for Landlord’s repairs or maintenance services, except to the extent that (a) the percentage of the cost of such services resulting in such fees, overhead or profit is consistent with the percentage rate commonly charged by third party managers of service providers in the vicinity of the Building and (b) the total cost of such fees, overhead or profit included in Basic Costs is consistent with the total cost associated with such services commonly charged by comparable providers in the vicinity of the Building;

(xvii)	the cost of any after-hour utilities or other services provided to a tenant of the Property, which are available to Tenant without additional charge, or for which Landlord is entitled to receive direct payment from the requesting tenant;

(xviii)	rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the Irvine market, with adjustment where appropriate for the size of the comparable building;

(xvix)	operating reserves or contingency amounts in excess of the percentage of Basic Costs allocated thereto in the Base Year;

(xx)	costs for which the Landlord is directly reimbursed by any tenant or occupant of the Property (including Tenant, if applicable,) or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company; and

(xxi)	costs incurred to comply with laws relating to the removal of Hazardous Substances which were in existence in the Building or under, on or about the Property prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions that it then existed in the Building or under, on or about the Property, would have then required the removal of such Hazardous Substance or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which Hazardous Substance is brought into the Building or onto the Property after the date hereof by Landlord or any of its agents, employees, vendors, contractors or providers or materials or services, or by any other tenant of the Building, and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions, that it then exists in the Building or under, on or about the Property, would have then required the removal of such Hazardous Substance or other remedial or containment action with respect thereto.

F. If the Building and the other buildings Landlord operates in conjunction therewith are is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord’s option, be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings during such calendar year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a “Base Year” and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings. Any necessary extrapolation of Basic Costs that are affected by changes in the occupancy of the Building and such other buildings (including, at Landlord’s option, Taxes) shall be to the cost that would have been incurred if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings.

EXHIBIT C

Notwithstanding anything to the contrary in this Exhibit C, Basic Costs for the Base Year shall not include the following: (i) Taxes attributable to extraordinary one-time special assessments, charges, costs or fees or extraordinary costs due to modifications or changes in governmental laws or regulations including, but not limited to, the institution of a split tax roll as long as such taxes are not also incurred in any subsequent calendar year of the Lease Term; (ii) market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes which do not extend beyond the Base Year; and (iii) one-time special charges, costs or fees or any extraordinary charges or costs incurred with respect to utilities, including, without limitation, utility rate increases and other costs arising from extraordinary market circumstances, such as, by way of example, boycotts, “black-outs,” “brown-outs,” embargoes, strikes or other shortages of services or fuel (whether or not such shortages are deemed actual or manufactured) which do not extend beyond the Base Year, or any conservation surcharges, penalties or fines incurred by Landlord which do not extend beyond the Base Year. If at any time after the Commencement Date, the Taxes and/or the utilities portion of Basic Costs decreases, then for purposes of the calendar year in which such decrease occurs, and for all subsequent calendar years, the Taxes and/or utilities portions of Basic Costs during the Base Year shall be reduced by an amount equal to such decrease in Taxes and/or utilities. No reduction in any element of Basic Costs after the Base Year will reduce the Base Rent payable by Tenant hereunder or entitle Tenant to receive a credit against future installments of Basic Costs or other additional rent.

G. Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Basic Costs only in the calendar year such Taxes are paid. Refunds of Taxes to the extent paid by Tenant in excess of Base Year Basic Costs shall be refunded to Tenant regardless of when received. There shall be excluded from Taxes, all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property. Landlord shall not voluntarily issue any assessments or bonds for the Property which would increase Tenant’s payment of Basic Costs without Tenant’s prior written consent. All assessments included in Basic Costs shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Basic Costs except in the year in which the assessment installment is actually paid.

H. Notwithstanding anything to the contrary in this Exhibit C, Tenant’s liability for payment of increases in Taxes resulting from the sale, conveyance and/or refinancing of the Building and/or the Property (“Transfer Reassessment”) during the Term, if any, shall be subject to adjustment in accordance with the following schedule (i.e., only the following percentages of Taxes attributable to a Transfer Reassessment shall be included in Basic Costs):

Calendar Year to which Transfer Reassessment Applies	% of Transfer Reassessment Allocable as Taxes
2005	0%
2006	33%
2007	66%
2008 through Lease Term Expiration	100%

Nothing herein shall be construed to relieve Tenant from its obligation to pay and Tenant shall pay Tenant’s Pro Rata Share of any increases in Taxes which do not result from any Transfer Reassessment and which are in excess of Taxes incurred by Landlord during calendar year 2004.

I. If Tenant disputes the amount set forth in the Statement of Costs, Tenant’s employees or an independent certified public accountant (which accountant is a member of a regionally recognized accounting firm), designated by Tenant and approved by Landlord, may within ninety (90) days after receipt of an annual Statement of Costs by Tenant (the “Review Period”), upon no less than ten (10) days prior notice to Landlord, and at reasonable times during Normal Business Hours, may at its sole cost and expense, inspect Landlord’s records as to Basic Costs for the calendar year covered by the Statement of Costs at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute). Tenant and such accountant or representative shall minimize any interference with Landlord’s business operations, shall keep Landlord’s books and records confidential and shall not disclose any such information or permit any such information to be disclosed to any third party, unless compelled to do so by law. The inspection shall be limited to an on-site review, in Irvine, California, of Landlord’s records for Basic Costs for the applicable calendar year and the Base Year. Notwithstanding the foregoing, Tenant shall have the right to review Landlord’s records of Basic Costs one (1) time only during any twelve (12) month period of the Lease Term. Tenant’s failure to dispute the amounts set forth in any Statement of Costs within the Review Period shall be deemed to be Tenant’s approval of such Statement of Costs and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement of Costs. Tenant shall deliver to Landlord a copy of the results of such inspection within fifteen (15) days after its receipt by Tenant. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Basic Costs set forth in the Statement of Costs were (i) overstated by more than four percent (4%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord, or (ii) overstated by less than four percent (4%), then the cost of the accountant and the cost of such certification shall be shared equally (i.e., each party shall pay for one-half of such costs) by Landlord and Tenant. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification including interest at the Prime Rate. Notwithstanding the foregoing, in no event shall Landlord be liable for any

EXHIBIT C

contingency fee payments to any consultants of Tenant. If Landlord disputes the results of Tenant’s inspection/certification, Landlord shall have the right to initiate an arbitration in accordance with rules of the American Arbitration Association. Pending the outcome of any audit conducted hereunder, Tenant shall pay the undisputed portion of Basic Costs.

[END OF EXHIBIT]

EXHIBIT C

EXHIBIT D

WORK LETTER

(Landlord completes work within an Allowance)

This Exhibit is attached to and made a part of the Lease dated as of October 14, 2003 by and between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), and EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”), for space in the Building located at 18200 Von Karman Avenue, Suite 1000, Irvine, California.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant’s occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Landlord’s Work.” Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord’s Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord’s Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord’s Work shall be limited to $25.00 per usable square foot of the Premises, i.e., One Million Six Hundred Seventy Four Thousand Three Hundred Fifty and No/100ths Dollars ($1,674,350) based upon 66,974 usable square feet (the “Maximum Amount”) and that Tenant shall be responsible for the cost of Landlord’s Work to the extent that it exceeds the Maximum Amount. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord’s Work. Notwithstanding anything to the contrary contained herein or elsewhere in this Lease, Landlord and Tenant acknowledge and agree that a construction administration fee of two percent (2%) of the cost of Landlord’s Work shall be applied against the Maximum Amount to cover the services of Landlord’s tenant improvement coordinator.

Subject to Landlord’s reasonable approval and a maximum fee of $0.10 per usable square foot, Tenant shall select the space planner for the preparation of preliminary drawings and designs for Landlord’s Work. Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord’s Work shall be prepared at Landlord’s sole cost and expense, provided that such costs shall be included in the cost of Landlord’s Work for purposes of determining if the Maximum Amount is exceeded. The space planning, architectural and mechanical drawings are collectively referred to herein as the “Plans”.

Tenant shall furnish any requested information and approve or disapprove any preliminary or final layout, drawings, or plans within two (2) Business Days after written request. Any disapproval shall be in writing and shall specifically set forth the reasons for such disapproval. Tenant and Landlord’s Architect shall devote such time in consultation with Landlord and Landlord’s engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord’s Architect and engineer to complete, and obtain Tenant’s written approval of the Plans for the Landlord’s Work by not later than November 30, 2003 (the “Plans Due Date”). In the event that Tenant fails to approve the Plans by the Plans Due Date, Tenant shall be responsible for one (1) day of Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date Tenant approves the Plans.

Landlord shall obtain no less than three (3) “Qualified Bids” (as defined below) on the Plans. All contractors invited to bid shall have the following qualifications: (a) be licensed; (b) be bondable; (c) be financially capable of performing the Landlord’s Work; (d) have expertise in constructing improvements such as those contemplated by this Work Letter; (e) be able to meet Landlord’s minimum insurance requirements, and (f) have the ability to undertake such work in the general vicinity of the Premises within the estimated time period desired by Landlord and Tenant (all such bids being referred to hereinafter as “Qualified Bid(s)”). Landlord and Tenant shall jointly review the Qualified Bids and Tenant shall select the general contractor for the Tenant Improvements (the “General Contractor”); provided, however, that only the Building fire-life safety contractor, Cal Protection, shall be used to complete that portion of the Tenant Improvements. Notwithstanding the foregoing, before awarding the construction contract, Landlord and Tenant shall have the right to review and adjust all Qualified Bids as may be necessary in Landlord’s and Tenant’s reasonable good faith discretion to ensure that the specifications and scope of work in all Qualified Bids is identical. Landlord shall require the General Contractor to enter into a fixed price contract, which price shall be subject to adjustment only in conjunction with (a) mutually approved change orders or (b) costs arising from unforeseen conditions, including, without limitation, costs arising from unanticipated governmental requirements. Prior to commencing any construction of Landlord’s Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord’s Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord’s Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

In the event Landlord’s estimate and/or the actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such expended Excess Costs upon demand. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon

EXHIBIT D

demand to the extent that the cost of performing such revision cause the cost of Landlord’s Work to exceed the Maximum Amount. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within one (1) Business Day, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Maximum Amount, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs upon demand.

As soon as practicable following the execution of the Lease, Landlord will deliver to Tenant, for Tenant’s review and reasonable approval, a schedule (“Work Schedule”) which will set forth the timetable for the planning and completion of the installation of Landlord’s Work and the delivery of the Premises to Tenant. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of Landlord’s Work. All plans and drawings required by this Work Letter and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during the performance of Landlord’s Work, modify the Work Schedule as Landlord reasonably deems appropriate upon written notice to Tenant. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord’s Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord’s Work.

Tenant’s consultants, contractors, subcontractors and vendors, including those performing work in the Premises during the Early Access Period, shall not be charged for parking or for the use of the Building freight elevators, loading docks and other Building facilities during the design phase, or during the construction of Landlord’s Work or Tenant’s move into the Premises.

Landlord, at its sole cost and expense, and not as part of the Maximum Amount will deliver in good working order, condition and repair and in compliance with all applicable laws, rules, regulations and building codes, the base shell and core work described on Schedule 1 (the “Base Building Improvements”).

Landlord represents and warrants to Tenant that, as of the date Landlord delivers the Premises to Tenant, the Building, Common Areas (including without limitation the exit stairwells), the Premises restrooms and elevator lobby buttons and cabs, and the freight elevator, shall comply with all applicable laws, ordinances, orders, rules and regulations of any governmental entity having jurisdiction thereover, including without limitation the ADA.

This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[END OF EXHIBIT]

EXHIBIT D

SCHEDULE 1 to EXHIBIT D

BASE BUILDING IMPROVEMENTS

1. Men’s and women’s toilet rooms that comply with all current local building codes including, but not limited to the ADA.

2. Electrical/telephone closets with five (5) watts demand load per square foot of rentable area of normal power in the floor electrical closet (excluding lighting and air-conditioning load).

3. 208/120 volt panels for normal power and 480/277 volt power panels with capacity for two (2) watts per rentable square foot for lighting connected to Building transformers serving the eighth (8th) floor and the electrical runs from the transformers to power panels.

4. Tenant shall have access to one (1) additional power panel to receive additional electrical power capacity if the existing capacity is insufficient to meet Tenant’s consumption requirements. Tenant shall be solely responsible for payment of all costs and expenses of connecting such additional power panel to the Premises (which may be chargeable against the Allowance, at Tenant’s election).

5. Condenser water or chilled water taps on the floor(s) of occupancy shall be available to Tenant for computer room, however, Tenant must pay a cost per BTU/hour for chilled water usage.

6. Base building air conditioning for cooling up to five (5) watts per square foot of electrical load and up to 1 person per 150 square feet occupancy load.

7. Fire protection alarm and communication system for the Building shall be compliant with current building code.

8. Any other mechanical, electrical and/or life safety core and shell improvements which are dictated by current code and/or regulatory requirements, including but not limited to the Americans With Disabilities Act for the Building common areas.

SCHEDULE 1 to

EXHIBIT D

EXHIBIT E

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease dated as of October 14, 2003 by and between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), and EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”), for space in the Building located at 18200 Von Karman Avenue, Suite 1000, Irvine, California.

1. Options.

A. As used in this Lease, the word “Option” means the Extension Options pursuant to Section 2 of this Exhibit E and the Right of Refusal pursuant to Section 4 of this Exhibit E.

B. The Options are personal to the original Tenant executing this Lease and its successors pursuant to a Permitted Transfer and may be exercised only by the original Tenant executing this Lease and such successors while occupying the majority of the Premises and without the intent of immediately thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease. The Options are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

C. Tenant will have no right to exercise an Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of an Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default beyond applicable notice and cure period of any monetary obligation or material non-monetary obligation under the terms of this Lease (or if Tenant would be in such default under this Lease but for the passage of time or the giving of notice, or both) as of Tenant’s exercise of the Option in question or at any time after the exercise of the Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant three (3) or more notices of monetary or material non-monetary defaults, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease.

E. Each Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Lease Term.

2. Options to Extend.

A. Subject to the terms of this Section 2 and Sections 1 and 3 of this Exhibit E, Landlord hereby grants to Tenant two (2) options (the “Extension Option(s)”) to extend the Lease Term for two (2) additional consecutive periods of sixty (60) months each (the “Option Term(s)”), upon the same terms, covenants and conditions as provided for in the Lease during the initial Lease Term, except that Base Rent will be established based on the “fair market rental rate” for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of Section 3 of this Exhibit E entitled “Definition of Fair Market Rental Rate.” All other economic terms such as allowance amounts, if any, operating expense allowances, base year adjustments, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the applicable Option Term as provided in Section 3 below.

B. The Extension Options must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no earlier than the date which is twelve (12) months, and no later than the date which is nine (9) months, prior to the expiration of the then current Lease Term.

3. Definition of Fair Market Rental Rate.

A. The term “fair market rental rate” as used in this Lease will mean the annual amount per rentable square foot, projected during the relevant period that a willing, comparable, non-equity renewal tenant (excluding sublease and assignment transactions with terms less than five (5) years) would pay, and a willing, institutional landlord of a comparable Class A office building located in the John Wayne Airport area of Irvine and Newport Beach, California (the “Comparison Area”) would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the buildings on the Property may be used for purposes of projecting rent for the relevant period), for space of comparable size, quality and floor height as the Premises taking into account the age, quality and layout of the existing improvements in the Premises and taking into account items that professional real estate brokers customarily consider, including, but not limited to, term (without consideration of options to extend such term), rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and base year allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar Class A office buildings. The fair market rental rate shall take into account the condition and type of the improvements in the Premises, any tenant improvement allowance that a landlord would give a tenant for similarly improved second generation premises, the amenities in the Premises, Building and Property, the amount of operating expenses and other expenses for the Property that Tenant is required to pay for the Premises, and the type of utilities and other services provided by Landlord under the Lease. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

B. Landlord will provide written notice of Landlord’s determination of the fair market rental rate not later than thirty (30) days after the date upon which Tenant timely exercises Tenant’s Extension Option. Tenant will have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within

EXHIBIT E

which to accept such fair market rental rate or to reasonably object thereto in writing. Tenant’s failure to object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s disapproval thereof. If within Tenant’s Review Period, Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective representatives to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in subparagraph (A) above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Option will be deemed null and void and of no further force or effect unless Tenant demands appraisal, in which event Landlord and Tenant shall be bound by Tenant’s election to extend the Lease Term for the applicable Option Term, and each party’s determination of fair market rent will be submitted to appraisal in accordance with the provisions below.

(i) Landlord and Tenant will each appoint one (1) independent appraiser who by profession must be an MAI certified real estate appraiser who has been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including mid to high rise office) properties located in the Comparison Area. The determination of the appraisers will be limited solely to the issue of whether Landlord’s or Tenant’s last written proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises delivered to the other party is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified above. Each such appraiser will be appointed within fifteen (15) days after the Outside Agreement Date.

(ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(iii) The three (3) appraisers will within thirty (30) days of the appointment of the third appraiser reach a decision by majority vote as to whether the parties will use Landlord’s or Tenant’s submitted best and final fair market rental rate, and will notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant, provided that Landlord and Tenant shall copy one another on any such submittals, and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(iv) The decision of the majority of the three (3) appraisers will be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Subparagraph (i) hereinabove, the appraiser appointed by one of them will, within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate) and notify Landlord and Tenant thereof, and such appraiser’s decision will be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(v) If the two (2) appraisers fail to agree upon and timely appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Orange County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however, selected, shall be a person who has not previously acted in any capacity for either party.

(vi) The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser will be paid (i) by Landlord if Tenant’s fair market rent determination is closest to the fair market rental rate as determined by the appraisers, or (ii) by Tenant if Landlord’s fair market rent determination is closest to the fair market rental rate as determined by the appraisers.

(vii) If the process described above has not resulted in a selection of Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable Option Term, then Landlord’s submitted best and final fair market rental rate will be used until the appraiser(s) or arbitrator reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

4. Right of First Refusal.

(a) Subject to the terms of this Section 4 and Section 1 above, entitled “Options”, Tenant shall have a continuing right of first refusal to lease (“Tenant’s Right of First Refusal to Lease”) any space on the fourth (4th), fifth (5th) and ninth (9th) floors of the Building before it is leased to a third party. Tenant’s Right of First Refusal to Lease is subject and subordinate to any existing rights of other tenants of the Building or Property with prior expansion or lease rights relative to any “First Refusal Space” (as defined below), but only to the extent disclosed in Schedule 1 attached hereto.

(b) If Landlord receives a bona fide written third party offer from a prospective tenant (“Third Party Offer”) to lease any available space on the fourth (4th), fifth (5th) and/or ninth (9th) floors of the Building on terms which

EXHIBIT E

Landlord is willing to accept, and such prospective tenant has requested that Landlord prepare a lease document for the applicable space, Landlord shall give written notice of the availability of such space to Tenant (the “Availability Notice”) and such space for which Landlord has received an acceptable offer to lease shall constitute “First Refusal Space” for purposes of this Section 4. The Availability Notice shall specify the economic terms set forth in the Third Party Offer, including without limitation, the rent, location and rentable area of the First Refusal Space and the estimated delivery date thereof (“Estimated Delivery Date”); provided, however, (i) the term as to any First Refusal Space shall commence on the commencement date set forth in the Availability Notice and be coterminous with the Term for the original Premises, (ii) the tenant improvement allowance and any other concessions granted to the prospective tenant, if any, will be proportionately adjusted (on a straight line basis) based upon the length of Lease Term remaining; and (iii) the non-economic terms shall be as set forth in this Lease.

(c) Tenant shall have ten (10) days after Landlord has delivered the Availability Notice to Tenant to accept or reject such offer. If Tenant notifies Landlord in writing of the acceptance of such offer within such ten (10) day period, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such First Refusal Space accepted by Tenant is a part of the Premises demised pursuant to this Lease upon the commencement date thereof for the Term set forth in the Third Party Offer, and containing other appropriate terms and conditions relating to the addition of the First Refusal Space to this Lease (including specifically any increase or adjustment of the rent as a result of such addition). If Tenant does not notify Landlord in writing of its acceptance of such offer by the expiration of such ten (10) day period, then Tenant’s rights under this Section 4 with respect to the then First Refusal Space shall terminate and Landlord shall thereafter be entitled to lease the First Refusal Space or any portion thereof to any third party; provided, however, that the First Refusal Space is leased to a third party on terms no more favorable than offered to Tenant. Notwithstanding the foregoing, if Landlord has not entered into a lease for the First Refusal Space within ninety (90) days after Tenant either rejects or is deemed to have rejected Landlord’s offer, the Tenant’s Right of First Refusal to Lease shall be deemed reinstated as to the applicable First Refusal Space, and Landlord shall be obligated to re-offer such First Refusal Space to Tenant in accordance with the procedures and sequences set forth above in this Section 4 prior to leasing such space to a third party, it being agreed that Tenant’s Right of First Refusal to Lease is continuous and recurring upon an event described in subparagraph (b) above. Nothing herein contained should be construed so as to limit or abridge Landlord’s ability to deal with First Refusal Space or to lease First Refusal Space to other tenants, Landlord’s sole obligation being to offer, and if such offer is accepted, to deliver the applicable First Refusal Space to Tenant in accordance with this Section.

(d) This Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the First Refusal Space to Tenant, but abatement of the Base Rent attributable to the First Refusal Space from the date of Tenant’s acceptance of Landlord’s offer with respect to the First Refusal Space to the date of actual delivery of the First Refusal Space, shall constitute full settlement of all claims that Tenant might have against Landlord by reason of the First Refusal Space not being delivered upon the date of Tenant’s acceptance of Landlord’s offer.

5. Letter of Credit.

(a) General Provisions. Within five (5) days following Landlord’s and Tenant’s mutual execution and delivery of this Lease, Tenant shall deliver to Landlord, as additional collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit I hereto and containing the terms required herein, in the face amount of Five Hundred Thousand and No/100ths Dollars ($500,000.00) (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued by a mutually agreed upon financial institution, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount (as the same may be reduced as described in Subsection 5(f) below) through the date (the “Final LC Expiration Date”) that is sixty (60) days after the scheduled expiration date of the Term or any renewal Term of this Lease. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 5, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. The Letter of Credit shall only be held by Landlord or its Permitted Successor (as defined below) in accordance with the terms, provisions and conditions of this Sublease.

(b) Drawings under Letter of Credit. Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) If an event of default occurs and is not cured within the applicable cure period provided for such default in this Lease; or (ii) If the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 5. Notwithstanding the foregoing, in the event of any Tenant default arising from a voluntary or involuntary petition for bankruptcy by or against Tenant, Landlord agrees that its draws shall be limited to the extent necessary to cover the amounts due to Landlord as such amounts accrue pursuant to this Lease or as a result of any judgment against Tenant obtained by or for the benefit of Sublandlord. If Landlord applies any part of the Letter of Credit proceeds against rent or any other sum as to which Landlord is entitled under the Lease, then Tenant shall, within ten (10)

EXHIBIT E

business days after receipt of demand, provide Landlord with a new or reinstated Letter of Credit in the full Letter of Credit Amount, and in the event such default is cured as a result of Landlord’s draw against the Letter of Credit, Landlord shall return to Tenant any cash proceeds received by Landlord in excess of the amount Landlord is permitted to receive under this Lease in order to cure such default or failure to deliver a renewal or substitute Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any event of default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 5(b).

(c) Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors under the Federal Bankruptcy Code (which is not timely discharged or denied in accordance with Section 22.A(4) of the Lease), then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d) Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 5, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall, at Landlord’s election, constitute an uncurable event of default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(e) Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to a Permitted Landlord Successor (as defined below), provided that the beneficiary under the Letter of Credit shall pay for all costs associated with such transfer. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a Permitted Landlord Successor. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at the sole cost and expense of the Letter of Credit beneficiary for the costs incurred by Tenant as a result of such transfer, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Landlord and Tenant shall share equally any transfer and processing fees imposed by the issuer in connection with the first two (2) transfers of the Letter of Credit. After the first two (2) transfers, Landlord shall pay all transfer and processing fees imposed by the issuer in connection with any transfer. Landlord shall have the right to assign the Letter of Credit only to (1) a corporation, partnership, limited liability company or other entity who acquires control of Landlord, or who otherwise becomes the transferee of Landlord’s entire interest in the Premises and the Lease, and who assumes in writing the obligations, liabilities and covenants of Landlord arising under this Lease following such assignment or transfer, or (2) any other successor of Landlord by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator (each, a “Permitted Landlord Successor”). If the Letter of Credit is assigned by Landlord to a Permitted Landlord Successor, Tenant agrees to cause an Issuing Bank to reissue or modify the Letter of Credit to provide such successor with the rights of the beneficiary thereof within fifteen (15) business days following Tenant’s receipt of a written request from Landlord requesting a replacement or modified Letter of Credit, along with a copy of the assignment agreement pursuant to which Landlord’s Permitted Successor assumes the Landlord’s position and obligations under this Lease. “Control,” as used in this Paragraph (e), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by ownership of voting securities, contract or otherwise.

(f) Reduction in Letter of Credit Amount. Subject to the provisions of this Section 5(f) and provided that Tenant has not been in default or breach of any provision of the Lease beyond any applicable cure periods at any time prior to an applicable Reduction Date (defined below), then Tenant shall be entitled to reduce the Letter of Credit Amount effective May 1, 2005 and on each anniversary thereafter during the Lease Term (individually, a “Reduction Date” and collectively, the “Reduction Dates”) as follows: On May 1, 2005, Tenant shall be entitled to reduce the Letter of Credit Amount by an amount equal to One Hundred Fifty Five Thousand Six Hundred Fifty Four and 70/100ths Dollars ($155,654.70). On each Reduction Date thereafter, Tenant shall be entitled to reduce the Letter of Credit Amount by an amount equal to One Hundred Thousand and No/Dollars ($100,000.00) until the Letter of Credit Amount is extinguished; provided, however, that in all events, Tenant shall have achieved minimum annual EBITDA (as such term is commonly understood in the accounting business) of Twenty Million Dollars ($20,000,000) as reported in Tenant’s most recent annual report, or annual audited financial statements if no such report is issued (the “Earnings Standard”). For example, if Tenant has met the Earnings Standard and has not been

EXHIBIT E

in default or breach of any provision of this Lease beyond any applicable cure periods at any time prior to the Reduction Date occurring on April 30, 2005, and Tenant duly and timely pays the Base Rent and additional rent that is due and payable on May 1, 2005, Tenant would be entitled to reduce the Letter of Credit Amount by One Hundred Fifty Five Thousand Six Hundred Fifty Four and 70/100ths Dollars ($155,654.70) to Three Hundred Forty Four Thousand Three Hundred Forty Five and 30/100ths Dollars ($344,345.30) effective as of Mayl 1, 2005; provided, however, as provided in Paragraph 6 below, if the Tenant installs the Interior Stairwell described in Paragraph 6 below, the Letter of Credit shall in no event be reduced below One Hundred Thousand Dollars ($100,000.00).

If Tenant is eligible for a Letter of Credit reduction on a Reduction Date, Landlord shall execute any documents reasonably requested by Tenant and the issuing bank to effectuate the applicable release of the Letter of Credit, within fifteen (15) days after Tenant submits such documents to Landlord for execution provided Tenant is not in default under this Lease.

(g) Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exists or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 5 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omissions of Tenant or any of Tenant’s Parties, including any damages Landlord suffers following termination of this Lease.

6. Interior Stairwell. Tenant shall have the option to include as part of Landlord’s Work for the Premises, a finished interior stairwell between floors 10 and 11 (the “Interior Stairwell”). The exact location, design and configuration of the Interior Stairwell shall be mutually agreed upon by Landlord, Tenant and the Building architect and structural engineer.

In consideration for Landlord’s consent to the Interior Stairwell upon the termination or expiration of Lease Term as same may be extended, or upon any sublease by Tenant of the entire tenth (10th) floor or the eleventh (11th) floor of the Building for the then balance of the Lease Term (a “Full Floor Sublease”), upon Landlord’s request, Tenant at its sole cost and expense, shall remove the Interior Stairwell and shall restore floors 10 and 11 in the areas affected by removal of the Interior Stairwell to their condition existing prior to the installation of the Interior Stairwell (the “Stairwell Restoration Work”). If Landlord requests removal of the Interior Stairwell, the Stairwell Restoration Work shall be completed by Tenant in accordance with plans and specifications approved in advance by Landlord and shall otherwise be subject to all terms and conditions of this Lease. Tenant shall complete the Stairwell Restoration Work within thirty (30) days after the date of expiration or sooner termination of the Lease Term or within thirty (30) days after final mutual execution of a Full Floor Sublease, as the case may be.

Furthermore, if Tenant elects to install the Interior Stairwell, notwithstanding the provisions of Paragraph 5(f) above, the Letter of Credit Amount shall not be reduced below One Hundred Thousand Dollars (which portion of the Letter of Credit Amount is hereinafter referred to as the “Stairwell Restoration Deposit”). The Stairwell Restoration Deposit shall be held by Landlord until the Stairwell Restoration Work is completed to Landlord’s satisfaction, at which time, the Stairwell Restoration Deposit shall be returned to Tenant. Should Tenant fail to complete the Stairwell Restoration Work within the applicable time period specified above, Landlord, upon five (5) days’ prior written notice to Tenant, may elect to undertake the Stairwell Restoration Work at Tenant’s expense, in which event, Landlord shall have the right to apply the Stairwell Restoration Deposit against the costs incurred by Landlord to complete the Stairwell Restoration Work. If the actual cost of the Stairwell Restoration Work is less than the Stairwell Restoration Deposit, the difference shall be returned to Tenant within thirty (30) days after completion of the Stairwell Restoration Work. However, if the actual cost of the Stairwell Restoration Work exceeds the Stairwell Restoration Deposit, Tenant shall pay the deficiency to Landlord within thirty (30) days after demand therefor. At Landlord’s election, Tenant’s failure to complete the Stairwell Restoration Work within the required time period shall be deemed a material default for which Landlord shall be entitled to exercise any and all remedies under the Lease as amended hereby or at law or in equity.

Tenant’s obligations under this Section 6 shall survive the expiration or sooner termination of this Lease.

7. Rooftop Equipment. Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense, to install one satellite dish antenna (the “Dish”) of up to twenty (20) inches in diameter upon the roof of the Building under the following conditions: (i) all plans and specifications for the Dish, including but not limited to, weight, configuration, location, means of installation, cabling and screening of the Dish are subject to the prior reasonable approval of Landlord; (ii) Tenant shall provide evidence to Landlord that Tenant has obtained all governmental approvals and permits required for the installation and operation of the Dish; (iii) Tenant shall provide evidence to Landlord of insurance coverage for the installation, location, repair, removal, and operation of the Dish, with Landlord as an additional insured, all in form and substance reasonably approved by Landlord and such insurance shall be maintained during the Term of this Lease; (iv) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all loss, liability, cost and expense incurred by Landlord as a result of the installation,

EXHIBIT E

location, repair, removal, or operation of the Dish on the Building; (v) Tenant shall reimburse Landlord within fifteen (15) days of demand for any loss or expense or damages incurred by Landlord due to the installation, location, repair, removal or operation of the Dish; (vi) Tenant shall be responsible for the installation, engineering, maintenance, repair and removal of the Dish and appurtenant equipment in accordance with all federal, state and local laws, and ordinances; (vii) no roof penetrations shall be made without obtaining Landlord’s consent, which consent may be given or withheld at Landlord’s sole reasonable discretion; (viii) Tenant shall be responsible for any impairment of Landlord’s roof warranty; (ix) Tenant shall, at its own expense, promptly repair any damage or wear to the roof resulting from the installation and use of the Dish and appurtenant equipment; and (x) the operation of the Dish shall be for the support of Tenant’s business in the Premises only. Landlord shall grant Tenant access to the roof for such installation, maintenance, repair, and removal. Upon the expiration of this Lease, Tenant shall promptly remove the Dish and appurtenant equipment and make any repairs to and restoration of the roof and Building as are necessary to restore the Building and roof to the condition existing prior to the installation of the Dish. Tenant’s rights herein are further subject to the rights of any existing occupants of the Building or the Building roof, and in no event shall Tenant’s equipment interfere with the equipment of Landlord or other tenants or occupants of the Building or Building roof. Notwithstanding any provision of this Lease to the contrary, if Landlord reasonably determines that the Dish is interfering with the equipment of Landlord or other tenants or occupants of the Building or third parties, or causing damage to the Building, Landlord shall notify Tenant and shall afford Tenant five (5) Business Days to cure such interference. If as of the expiration of said five (5) Business Day period, the interference continues, then Landlord shall have the right to require the removal of the Dish from the roof and Tenant must remove the Dish within ten (10) business days of its receipt of notice from Landlord. Upon Landlord’s request, Tenant shall execute a reasonable antenna license agreement. The rights to install and operate a Dish on the roof of the Building as provided herein personal to the original Tenant executing this Lease, and may not be assigned, voluntarily or involuntarily, to any person or entity other than a Permitted Transferee.

[END OF EXHIBIT]

EXHIBIT E

EXHIBIT F

COMMENCEMENT LETTER

Date

Tenant

Address

Re: Commencement Letter with respect to that certain Lease dated              by and between                                                                  , a(n)                                     , as Landlord, and                                                                  , a(n)                                     , as Tenant, for an Approximate Rentable Area in the Premises of              square feet on the              floor of the Building located at                                                                      ,                     ,                     .

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is                                 ;

The Termination Date of the Lease is                                 .

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated                     .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX

Property Manager

Agreed and Accepted:

TENANT:

,

a

By:

Name:

Title:

EXHIBIT F

EXHIBIT G

JANITORIAL AND CLEANING SPECIFICATIONS

SECTION I RESTROOM SERVICES

1.1	SANITATION: It is the intent of this specification to keep restrooms thoroughly clean and not to use disinfectants to mask odors. Odorless disinfectants shall be used. Remove all waste paper and refuse, including soiled sanitary napkins, to the designated refuse area. All waste receptacles are to be thoroughly cleaned and new linens installed. Restock toilet tissue, toilet seat covers, towel dispensers, soap dispensers and sanitary napkin dispensers.

1.2	DAILY: Clean/disinfect all basins, bowls, and urinals with approved germicidal solution, include tile walls near urinals. Special care must be taken to inspect and clean areas of difficult access, such as the underside of toilet bowls and urinals, to prevent build up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry.

1.3	DAILY: Clean/polish all countertops, mirrors, powder shelves, bright work (include exposed piping below basins/bowls/urinals), towel dispensers, receptacles and any other metal accessories. Contractor shall use only non-abrasive, non-acidic material to avoid causing damage to metal fixtures.

1.4	DAILY: Damp wipe all tiled walls and metal toilet partitions and doors using approved germicidal solution. All surfaces shall be wiped dry to a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

1.5	DAILY: Floors shall be swept clean and wet mopped, using the approved germicidal solution. Flood rinse floor and direct clean water into floor drain. Floors shall then be wiped dry and all water marks and stains shall be wiped from walls and partitions.

1.6	DAILY: Report all restroom fixture deficiencies in writing promptly to Manager.

1.7	WEEKLY: Machine scrub all restroom floors with approved germicidal solution. After scrubbing, floors shall be thoroughly rinsed with clean water and dried. All water marks shall be removed from walls, partitions and fixtures. Apply the approved floor finish.

1.8	WEEKLY: Wash all walls and partitions with water and germicidal solution. Wipe dry and polish to a uniformly bright condition.

1.9	WEEKLY: Brush ceiling vents and thoroughly clean all light lenses.

1.10	WEEKLY: Remove all lime deposits on countertops with approved deposit solution.

SECTION II ELEVATORS AND ESCALATORS (INCLUDING PARKING AREAS)

2.1	DAILY: All marks, streaks and smudges shall be removed from all interior and exterior surfaces, including ceiling lenses, walls, handrails, doors, jams, and call plates by wiping with a clean dry cloth. Contractor will be held responsible for any damage to existing metal sealant due to unauthorized treatment.

2.2	DAILY: Elevator floors will be thoroughly cleaned, vacuumed or swept, mopped and dried with special care taken to clean corners, crevices and along edges.

2.3	DAILY: Remove debris and stairs from all saddles and door tracks/step treads, combs and floor cover plates at all levels.

2.4	WEEKLY: Thoroughly clean/polish all interior and exterior surfaces. Steel wool clean all thresholds and thoroughly clean all step treads, combs and cover plates at landings.

2.5	MONTHLY: Wipe clean entire cab ceiling, including lamps and fixtures. Shampoo cab carpeting, machine scrub and refinish as appropriate, any hard surface flooring.

SECTION III TENANT PREMISES AND COMMON AREAS

3.1	DAILY: Secure all lighting as soon as possible. Illuminate only the immediate work area as required.

3.2	DAILY: Police all stairwells, remove all debris and obstructions. Sweep, dust mop and damp mop as required.

3.3	DAILY: Clean/polish all glass doors, glass partitions and framing to a bright condition, free of dust and streaks.

3.4	DAILY: Dust wipe, with treated cloth, all horizontal surfaces within reach, including ledges, sills, molding and furniture tops, sides, legs and glass coverings. Spot clean as necessary. All papers and folders left on desks and cabinets will not be removed.

EXHIBIT G

3.5	DAILY: Clean/sanitize all telephone receivers.

3.6	DAILY: Spot clean all vertical surfaces, bright-work and fixtures to remove graffiti and soil, with special attention near switch plates, waste receptacles, cigarette urns, door handles and frames.

3.7	DAILY: Clean all chalkboards/message boards and/or trays except where written text has not been erased by tenant.

3.8	DAILY: Clean/sanitize and polish all drinking fountains.

3.9	DAILY: Police all interior planters, remove debris and spot clean exterior surfaces as necessary.

3.10	DAILY: Empty and clean all waste receptacles and recycling containers, cigarette urns and ashtrays. Remove all trash to designated trash area, replace trash liners and water or sand as appropriate for cigarette urns. Recycle material must be placed in an approved recycling container for pick-up by a recycling company.

3.11	DAILY: Brush/vacuum all upholstered furniture as necessary.

3.12	DAILY: Vacuum all carpeted floor/mats, moving light furniture such as chairs, waste receptacles and urns. Vacuum under all desks, large furniture and along base of all vertical surfaces where possible. Carpeting shall be spot cleaned of soils as necessary.

3.13	DAILY: Dust mop all hard surface floors with a treated dust mop, moving light furniture where possible. Hard surface floors shall be spot cleaned, swept, mopped and spray buffed as necessary to remove soil, scuff marks and preserve the floor finish.

3.14	DAILY: Replace all furniture and/or accessories moved to accommodate cleaning to original position.

3.15	DAILY: Remove refuse to the designated retention, recycling or trash area, as appropriate.

3.16	WEEKLY: Recondition all hard surface floors and vinyl base to provide a level of appearance equivalent to a completely refinished floor. All wax marks shall be removed from walls, doors and frames.

3.17	MONTHLY: Dust all high reach areas and fixtures beyond reach for daily dusting.

3.18	MONTHLY: Brush/vacuum all wall and ceiling vents and grills.

3.19	QUARTERLY: Wipe clean ¼ of all light fixture covers, scheduled to include all fixtures annually.

3.20	MONTHLY-SECURED VAULTS: Clean and refinish as necessary all hard surface floor in secured vault areas. Contractor is responsible to coordinate scheduling for such service with Manager and Tenant(s).

SECTION IV GROUNDS, RECEIVING AND SERVICE AREAS

4.1	DAILY: Police entire exterior perimeter of premises, including landscaped areas, sidewalks, storm and ventilation grills. Sweep and remove debris as necessary. Clean/polish all handrails around the building exterior and exterior stairways.

4.2	DAILY: Empty and clean all waste receptacles and cigarette urns. Remove all trash to designated trash area, replace trash liners and water or sand as appropriate for cigarette urns.

4.3	DAILY: Deposit all collected trash and debris, except construction material, into the appropriate bins, compactors or balers.

4.4	DAILY: Sweep and mop entire Receiving Area, with a disinfectant deodorizing solution.

4.5	WEEKLY: Machine scrub entire Receiving Area, thoroughly rinse and dry.

4.6	WEEKLY: Sweep and mop, as needed all other service area floors.

4.7	QUARTERLY: Powerwash all exterior walkways with approved cleaner, rinse, and dry. This includes all sidewalks on the premises, excluding the interior of the garages and surface parking.

SECTION V DAY MAID(S) AND PORTER(S)

5.1	Contractor shall provide maid(s) or porter(s) five days per week. Assignment, duties and schedules of day maid(s) and/or porter(s) shall be as directed and adjusted from time to time by Manager in writing.

5.2	Typical duties of day maid(s) and/or porter(s) are as follows:

a.	POLICE Common Areas and, as necessary, clean entry glass and hardware, dust mop/vacuum floors, empty waste receptacles and clean cigarette urns.

EXHIBIT G

b.	POLICE and maintain elevator cabs and escalators free of debris; polish metal surfaces to remove finger print/smudge marks.

c.	POLICE all restrooms, restock supplies as necessary;

d.	POLICE all stairwells;

e.	POLICE all utility areas;

f.	POLICE and maintain grounds, plating, walkways, parking and patio/plaza areas;

g.	POLICE all refuse areas, depositing all debris and waste into appropriate bins, compactors or balers;

h.	POLICE all vacant Suites scheduled by Manager, vacuum as necessary.

i.	Service tenanted areas not accessible to night cleaning crew as scheduled by Manager.

j.	Set out rain mats and signage as necessary.

k.	Respond to cleaning assignments, complaints and directions from Manager’s office.

EXHIBIT G

EXHIBIT H

PARKING

This Exhibit is attached to and made a part of the Lease dated as of October 14, 2003 by and between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), and EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”), for space in the Building located at 18200 Von Karman Avenue, Suite 1000, Irvine, California.

Landlord shall make available to Tenant at the commencement of the Term of this Lease the use of up to two hundred sixty eight (268) of the Building’s parking spaces in the Building parking garage or parking lot (the “Parking Lot”) on an unreserved basis based upon a ratio of 4 spaces per 1,000 usable square feet leased (the “Spaces”); provided, however, Tenant must notify Landlord in writing within five (5) days of the execution hereof of the number of the Spaces which Tenant elects to use. Landlord shall have no obligation to make any parking spaces available to Tenant other than the number of the Spaces which Tenant has so elected to use. Furthermore, Landlord shall have no obligation to make the Spaces available to Tenant from 6:00 p.m. to 7:00 a.m. daily. With respect to the Spaces which Tenant elects to use or is required to pay for, Tenant shall be obligated to pay monthly rental fees during the Lease Term in accordance with the following schedule together with all applicable taxes charged by any governmental authority in connection with the rental of such Spaces.

Months	Monthly Rental Per Stall (unreserved Spaces)	Monthly Rental Per Stall (reserved Spaces)
1 – 12	$30.00	$85.00
13 – 24	$30.00	$85.00
25 – 36	$35.00	$90.00
37 – 48	$40.00	$90.00
49 – 60	$40.00	$95.00
61 – 72	$45.00	$95.00
73 – 84	$50.00	$100.00
85 – 87	$50.00	$100.00

Notwithstanding the foregoing, Tenant shall have the option to convert up to twenty (20) of Tenant’s unreserved Spaces to reserved status; provided, however, that Tenant shall pay monthly rental for each of Tenant’s reserved spaces in accordance with the above schedule. Such monthly rental shall be due and payable by Tenant whether or not Tenant actually uses its reserved spaces.

It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Spaces available to Tenant. Tenant’s right to the use of such Spaces shall be subject to compliance with the rules and regulations set forth below and those promulgated from time-to-time by Landlord, and shall be subject to termination for violation of any such rules or regulations upon notice from Landlord. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces.

The failure, for any reason, of Landlord to provide or make available the Spaces to Tenant or the inability of Tenant to utilize these Spaces shall under no circumstances be deemed a default by Landlord pursuant to the terms of the Lease or give rise to any claim or cause of action by Tenant against Landlord, the same being hereby expressly waived by Tenant. Tenant’s sole remedy for such failure shall be the equitable abatement of Tenant’s parking rental fee.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Property. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

EXHIBIT H

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

[END OF EXHIBIT]

EXHIBIT H

EXHIBIT I

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

                    , 2003

IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO.

KOLL CENTER IRVINE NUMBER TWO, L.L.C.

c/o Transwestern Commercial Services

18500 Von Karman Avenue, Suite 120

Irvine, California 92612

Gentlemen:

                    , a                      (“Bank”) [PLEASE PROVIDE NAME OF BANK], of                     ,                      hereby issues its Irrevocable, Unconditional Letter of Credit in favor of KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company, and/or its successors and assigns (“Landlord”), for the account of EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Tenant”) up to the aggregate amount of Five Hundred Thousand and No/100ths Dollars ($500,000.00) (US Dollars), available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating as follows:

(QUOTE) The undersigned, an authorized representative of KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company (“Landlord”), hereby certifies that an Event of Default (as defined in that Office Lease Agreement dated as of                     , 2003, between Landlord and EPICOR SOFTWARE CORPORATION [“Tenant”]) has occurred and is continuing, and has not been cured within the applicable cure period, if any, and therefore, Landlord is drawing under this Letter of Credit No.                      (ENDQUOTE)

Multiple and partial draws shall be permitted hereunder. The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.

The Bank hereby agrees with drawers, endorsers, and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in Orange County, California.

The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.

This Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500” (the “UCP”) when not in conflict with the express terms of this Letter of Credit.

This Letter of Credit shall terminate at 3:00 p.m. Pacific Standard [or Daylight Savings] Time on                      [Insert date 60 days following scheduled expiration of the Term / OR, if Letter of Credit will be automatically renewed annually, insert date one year after date of Letter of Credit and add: This Letter of Credit shall be deemed automatically extended without amendment(s) for successive period(s) of one year each from its current or any future expiration date(s) but in any event not beyond                      [Insert date 60 days following scheduled expiration of Term] which shall be the final expiration date of this Letter of Credit, unless, at least 30 days prior to the then current expiration date, we notify you in writing by certified mail, return receipt requested, at the following address (or at such other address as you may specify by written notice to us), that this Letter of Credit will not be extended beyond the current expiration date; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

KOLL CENTER IRVINE NUMBER TWO, L.L.C.

c/o Transwestern Commercial Services

18500 Von Karman Avenue, Suite 120

Irvine, California 92612

Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

By:

Name:

Title:

EXHIBIT J

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Lender”) and, a [an] [individual] name/of/state [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a/] with its principal place of business at                                               (“Tenant”).

R E C I T A L S :

A. Lender has made or is about to make a loan (together with all advances and increases, the “Loan”) to                     , a [an] [individual] [corporation] [limited company] [general partnership] [limited partnership] (“Borrower”).

B. Borrower, as landlord, and Tenant have entered into a lease dated as amended by amendments dated                      (the “Lease”) which leased to Tenant [Suite No.] [Floor] [Store No.] (the “Leased Space”) located in the Property (defined below).

C. The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of                     , State or Commonwealth of                      (together with all advances, increases, amendments or consolidations, the “Mortgage”) and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the “Assignment”), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the “Rent”).

D. The Mortgage encumbers the real property, improvements and fixtures located at                                                       in the City of                     , County of                     , State or Commonwealth of                     , commonly known as                                     ,          and described on Exhibit “A” (the “Property”).

IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

1. The Lease and all of Tenant’s rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender’s rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender’s prior consent.

2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

(a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant’s possession of the Leased Space will not be disturbed;

(b) If Lender or any other entity (a “Successor Landlord”) acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a “Foreclosure”), Tenant’s possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

(c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant’s attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord’s request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

EXHIBIT J

6. Successor Landlord will not be:

(a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

(b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

(c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

(d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender’s prior consent;

(e) bound by any reduction of the term of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender’s prior consent;

(f) bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

(g) [INCLUDE ONLY FOR SHOPPING CENTER LEASES] bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent, if Tenant is a major department store or anchor tenant;

(h) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

(i) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

(i) bound by any such obligations provided for in the Lender-approved form lease;

(ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

(iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

or

(j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord’s interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

EXHIBIT J

12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

15. [INCLUDE ONLY IN SNDA’S SIGNED POST-CLOSING] Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of                     , 199  .

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By:

Name:

Title:

Insert Name of Tenant

,
a
a [an] [individual] [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a/]

By:

Print Name:

Print Title:

[OBSERVE ALL STATE SPECIFIC REQUIREMENTS FOR EXECUTION OF A RECORDABLE DOCUMENT AND ADD STATE-APPROVED FORMS OF ACKNOWLEDGMENT]

EXHIBIT J

ACKNOWLEDGMENT

STATE OF	)
	)	ss.
COUNTY OF	)

On this the          day of                     , 199_ before me, the undersigned officer, personally appeared                      who acknowledged himself to be the                      I of                     , a corporation, and that he, as such                      being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as.

In witness whereof I hereunto set my hand and official seal.

Title of Officer

EXHIBIT J

EXHIBIT A

Property Description